Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Semler Scientific, Inc.

Portland, Oregon

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 17, 2014, relating to the financial statements of Semler Scientific, Inc. appearing in the Company’s Form S-1, as amended (No. 333-192362), filed on February 18, 2014.

/s/ BDO USA, LLP

New York, New York

August 20, 2014